EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118697) and Forms S-8 (333-123745, 333-112690, 333-83794, 333-107982, 333-58532, 333-93295 and 333-83800) of Somera Communications Inc. of our report dated March 31, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 31, 2006